Exhibit 99.4

CBS CORPORATION

Offer To Exchange Up To

$400,000,000

2.900% Senior Notes due 2023

which have been registered under the Securities Act of 1933

for any and all outstanding

2.900% Senior Notes due 2023

which have not been registered under the Securities Act of 1933

and

$500,000,000

3.700% Senior Notes due 2028

which have been registered under the Securities Act of 1933

for any and all outstanding

3.700% Senior Notes due 2028

which have not been registered under the Securities Act of 1933

November     , 2018

To Our Clients:

Enclosed for your consideration is a prospectus dated November     , 2018 (as the same may be amended or supplemented from time to time, the “Prospectus”) of CBS Corporation (the “Company”) and CBS Operations Inc. (“CBS Operations”), and the related letter of transmittal (the “Letter of Transmittal”), relating to the offer (the “Exchange Offer”) of the Company to exchange $400,000,000 aggregate principal amount of its 2.900% senior notes due 2023 (the “2023 Exchange Notes”) and $500,000,000 aggregate principal amount of its 3.700% senior notes due 2028 (the “2028 Exchange Notes” and, together with the 2023 Exchange Notes, the “Exchange Notes”), all of which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for $400,000,000 aggregate principal amount of the Company’s outstanding 2.900% senior notes due 2023 (the “2023 Original Notes”) and $500,000,000 aggregate principal amount of the Company’s outstanding 3.700% senior notes due 2028 (the “2028 Original Notes” and, together with the 2023 Original Notes, the “Original Notes”) originally issued by the Company on November 16, 2017 and not registered under the Securities Act, upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in a Registration Rights Agreement, dated as of November 16, 2017, among the Company, CBS Operations and the initial purchasers referred to therein.

This material is being forwarded to you as the beneficial owner of the Original Notes held by us for your account but not registered in your name. A TENDER OF SUCH ORIGINAL NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Original Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Original Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on December     , 2018, unless extended by the Company in its sole discretion (such time and date, as it may be extended, the “Expiration Date”). Any Original Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

Your attention is directed to the following:

1. The Exchange Offer is for any and all Original Notes.

2. The Exchange Offer is subject to certain conditions set forth in the Prospectus under the caption “The Exchange Offer—Conditions to the Exchange Offer.”

3. Any transfer taxes incident to the transfer of Original Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

4. The Exchange Offer expires at 5:00 p.m., New York City time, on December     , 2018, unless extended by the Company in its sole discretion.

If you wish to have us tender your Original Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER ORIGINAL NOTES.

INSTRUCTIONS WITH RESPECT TO

THE EXCHANGE OFFER

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by CBS Corporation with respect to the Original Notes.

This will instruct you to tender the Original Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

The undersigned expressly agrees to be bound by the enclosed Letter of Transmittal and that such Letter of Transmittal may be enforced against the undersigned.

Please tender the Original Notes held by you for my account as indicated below.

Aggregate Principal Amount of Original Notes Tendered

Series of Original Notes (please check applicable boxes)	Principal Amount of Original Notes Tendered (if less than all)

☐ 2.900% Senior Notes due 2023
☐ 3.700% Senior Notes due 2028

☐ Please do not tender any Original Notes held by you for my account.

Dated:	, 2018

Signature(s):

Please print name(s) here:

Address(es):

Area Code and Telephone Number(s):

Tax Identification or Social Security Number(s):

None of the Original Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Original Notes of each series marked above and held by us for your account.

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